CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

INSPIREMD, INC.

INSPIREMD, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 242 thereof, hereby certifies that the following resolutions amending the rights of the Series B Convertible Preferred Stock (a) were duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to authority conferred upon the Board of Directors by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Corporation (the “Bylaws”), by unanimous written consent on June 29, 2018, and (b) was consented to by holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock, par value of $0.0001 (the “Series B Preferred Stock”), consenting separately as a class.

RESOLVED, that effective upon the filing of this Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (this “Certificate of Amendment”), the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock dated and filed with the Delaware Secretary of State on July 6, 2016 (the “Certificate of Designation”), are hereby amended as follows:

1.	Section 6(f) of the Certificate Designation is hereby amended and restated in its entirety to read as follows:

“(f) Reserved.”

RESOLVED, that the Certificate of Designation as amended by the Certificate of Amendment shall remain in full force and effect except as expressly amended hereby.

[signature page follows]

THE UNDERSIGNED, being a duly authorized officer of the Corporation, does file this Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, hereby declaring and certifying that the facts herein stated are true and accordingly has hereunto set his hand this 29th day of June, 2018.

By:	/s/ Craig Shore
Name:	Craig Shore
Title:	Chief Financial Officer, Chief Administrative Officer, Secretary and Treasurer

Signature Page to Certificate of Amendment (Series B)